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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Molex Incorporated on Form S-8 of our reports dated JULY 28, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Molex Incorporated for the year ended JUNE 30, 1999, and to the use of our report dated JULY 28, 1999, incorporated in the Prospectus by reference, which is part of this Registration Statement. We also consent to the reference to us under the headings "EXPERTS" in such Prospectus and Item 3 of this Registration Statement.

DELOITTE & TOUCHE LLP





Chicago, Illinois

AUGUST 25, 2000